UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 5, 2010

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas		75219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Eagle Materials Inc. (“Company”) held its Annual Meeting of Stockholders on August 5, 2010. At the Annual Meeting, Robert L. Clarke, Frank W. Maresh and Steven R. Rowley were elected to the Board of Directors by the holders of the Company’s Common Stock, par value $0.01 per share, to serve until the 2013 Annual Meeting of Stockholders. The Company’s stockholders also approved the expected appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2011. Voting results for the director nominees and the other proposal are summarized as follows:

Election of Class I Directors

	Number of Shares of Common Stock
Director Nominee	For	Withhold Authority	Broker Non-Votes
Robert L. Clarke	33,822,906	218,276	5,993,865
Frank W. Maresh	33,899,327	141,855	5,993,865
Steven R. Rowley	33,864,100	177,082	5,993,865

Approval of Ernst & Young LLP as the Independent Auditors

Number of Shares of Common Stock

For	Against	Abstain	Broker Non-Votes
39,907,101	107,942	20,004	0

Laurence E. Hirsch, Richard R. Stewart and Michael R. Nicolais continue to serve as directors with a term expiring in 2011. F. William Barnett and David W. Quinn continue to serve as directors with a term expiring in 2012. Although elected to a three-year term, Mr. Maresh must retire from the Board at the 2011 Annual Meeting of Stockholders under the Company’s director retirement policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/S/ JAMES H. GRAASS
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: August 6, 2010